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                                             Exhibit 77M


Exhibit 77M for RiverSource Tax-Exempt Income Series, Inc.

1. MERGER OF RIVERSOURCE MASSACHUSETTS TAX-EXEMPT FUND INTO RIVERSOURCE TAX-EXEMPT HIGH INCOME FUND

On March 17, 2008, RiverSource Massachusetts Tax-Exempt Fund (the Selling Fund), a series of RiverSource Special Tax-Exempt Series Trust, merged into RiverSource Tax-Exempt High Income Fund (the Buying Fund), a series of RiverSource Tax-Exempt Income Series, Inc.

BOARD ACTION: Board members of the Selling Fund and the Buying Fund, at meetings held on September 10-11, 2007, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on January 29, 2008.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Class A, B and C shares to the Buying Fund in exchange for corresponding Class A, B and C shares of the Buying Fund. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.

2. MERGER OF RIVERSOURCE MICHIGAN TAX-EXEMPT FUND INTO RIVERSOURCE TAX-EXEMPT HIGH INCOME FUND

On March 17, 2008, RiverSource Michigan Tax-Exempt Fund (the Selling Fund), a series of RiverSource Special Tax-Exempt Series Trust, merged into RiverSource Tax-Exempt High Income Fund (the Buying Fund), a series of RiverSource Tax-Exempt Income Series, Inc.

BOARD ACTION: Board members of the Selling Fund and the Buying Fund, at meetings held on September 10-11, 2007, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on January 29, 2008.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Class A, B and C shares to the Buying Fund in exchange for corresponding Class A, B and C shares of the Buying Fund. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.

3. MERGER OF RIVERSOURCE OHIO TAX-EXEMPT FUND INTO RIVERSOURCE TAX-EXEMPT HIGH INCOME FUND

On March 17, 2008, RiverSource Ohio Tax-Exempt Fund (the Selling Fund), a series of RiverSource Special Tax-Exempt Series Trust, merged into RiverSource Tax-Exempt High Income Fund (the Buying Fund), a series of RiverSource Tax-Exempt Income Series, Inc.

BOARD ACTION: Board members of the Selling Fund and the Buying Fund, at meetings held on September 10-11, 2007, approved an Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on January 29, 2008.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Class A, B and C shares to the Buying Fund in exchange for corresponding Class A, B and C shares of the Buying Fund. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. RiverSource Investments, LLC and its affiliates agreed to bear the costs of effecting the reorganization.